UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GENZYME CORPORATION
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On April 29, 2010, Genzyme Corporation mailed the following letter to shareholders:

April 29, 2010

Dear Fellow Shareholder:

Your Board of Directors and management team are keenly focused on increasing the value of your investment in Genzyme by returning the company to sustainable growth this year.

As we continue to pursue our important mission of significantly improving the lives of people suffering from serious diseases, we are concentrating on maximizing the potential of our diverse product portfolio, advancing key pipeline programs, and transforming our manufacturing operations.  We also have made significant changes to strengthen your company by adding new expertise to our senior leadership team, by appointing new members to our board of directors to add fresh perspective, and by making other corporate governance improvements.  Our overriding objective is to create value for you, our shareholders.

Your vote at this year’s Annual Meeting of Shareholders is especially important.  We urge you to vote the WHITE proxy card FOR all of the proposals on the agenda.

Please vote TODAY – by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.  No matter how many or how few shares you own, your vote can make a difference.

Thank you for your support.

Sincerely,

/s/ Henri Termeer
Henri Termeer
Chairman and Chief Executive Officer

If you have any questions about how to vote your shares, our proxy solicitor, Innisfree M&A Incorporated, stands ready to assist:

Please call toll free at:  (888) 750-5835

Important Information

On April 26, 2010, Genzyme filed a definitive proxy statement with the SEC in connection with the company’s 2010 annual meeting of shareholders. Genzyme shareholders are strongly advised to read carefully the company’s definitive proxy statement before making any voting or investment decision because the definitive proxy statement contains important information. The company’s definitive proxy statement and any other reports filed by the company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Genzyme at www.genzyme.com. A copy of the company’s definitive proxy statement is available for free by writing to Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, toll free at: (888) 750-5835.

On April 29, 2010, Genzyme Corporation provided the following information to employees:

Genzyme’s Proxy Contest
How employees can participate in the vote to decide Genzyme’s board of directors

This June, Genzyme’s shareholders will be asked to choose whether to support the company’s current board of directors or to replace some of our current directors with candidates nominated by investor Carl Icahn.  At the annual shareholders meeting, shareholders will elect ten directors from a group of nominees comprised of Genzyme’s ten current directors and four individuals nominated by Carl Icahn’s investment firm.  In this Inside Genzyme story, we explain how Genzyme employees can make their voices heard by participating in this important vote.

Genzyme received notice in February from Carl Icahn’s investment firm and its affiliates that they intend to nominate their own slate of four nominees for election as directors at the annual meeting. At the annual shareholder meeting, scheduled this year for June 16, shareholders are asked to vote on a number of proposals.  This includes the election of Genzyme’s directors, all of whom are up for re-election every year.  Each shareholder who held Genzyme stock as of a pre-determined “record date” has a vote at this meeting, with each share representing one vote.

These meetings are typically relatively uneventful, as the election of the directors is usually uncontested.  However, when the number of nominees nominated for election at an annual meeting exceeds the number of directors to be elected at the meeting, the election of directors is called a contested election. In a contested election, directors are elected by a plurality of votes cast. This means that, with fourteen nominees for ten director seats, the ten nominees receiving the highest number of votes at our 2010 annual meeting will be elected as directors.

Of course, not all shareholders are able to attend these meetings in person.  Instead, they are allowed to vote by “proxy” — i.e., to authorize a representative to vote on their behalf.  Shareholders can vote by returning a “proxy card” sent to them in the mail.  In the coming weeks, Genzyme will ask for the support of shareholders for its nominees to the board of directors in a number of mailings to shareholders, which will include a white proxy card.  We expect that the Icahn entities will also make a number of mailings to shareholders, which will include a gold proxy card.  Our board of directors recommends you vote for all of company’s nominees on the company’s white proxy card.

How to vote

Genzyme employees can participate in the annual meeting vote if they owned shares of the company at the close of business on the record date, April 9, 2010.  “Even if employees only own a few shares, their votes are important,” said Sue Cogswell, vice president of Genzyme shareholder relations.

Employees typically own stock in one of three ways.  Some employees hold stock directly in their name as the shareholder of record.  More often, employees own stock held in an account with a broker such as E*Trade, or as part of their portfolios in Genzyme’s 401(k) Plan.

If you are a shareholder of record, you will receive several mailings with proxy cards and detailed proxy-related information.  You may vote for Genzyme’s directors by signing, dating and returning the white proxy card in the envelope provided.  Shareholders of record can also vote in person at the meeting, or on the Internet or over the phone by following the instructions on your proxy card.

If you participate in the 401(k) Plan and have contributions invested in the Genzyme stock fund, you will receive in the mail a white voting instruction form, which will serve as voting instructions for the trustee of the 401(k) Plan. You must return your form directly to the 401(k) Plan tabulator, or follow the instructions on the form to vote by phone or on the Internet.  401(k) Plan participants may only vote their 401(k) shares through the trustee.

Many employees, including those who participate in Genzyme’s Employee Stock Purchase Plan (ESPP), own shares that are held by a brokerage firm, bank, trustee or other agent, called a “nominee.”  This is often called ownership in “street name” because your name does not appear in the records of our transfer agent.  If you hold your shares in street name, including through E*Trade, you should receive a voting instruction form in a mailing from the nominee.  Employees should carefully follow the instructions in that mailing to submit their votes — by mail, over the phone, or on the Internet.

Employees will likely receive more than one proxy card or voting instruction form in the coming weeks.  Please vote using each white proxy card or voting instruction form you receive in order to ensure that all your shares are represented at the meeting. If you receive more than one proxy card or voting instruction form, it may be because you hold your shares in more than one account at our transfer agent, through one or more nominees, or through the 401(k) Plan.

Genzyme’s voting recommendation

To ensure that shareholders have Genzyme’s latest proxy information and materials to vote, our board plans to conduct multiple mailings prior to the date of the annual meeting, each of which will include a white proxy card.  You may also receive proxy solicitation materials from the Icahn entities, including an opposition proxy statement and gold proxy card.  Our board of directors urges you not to sign or return any proxy card sent to you by the Icahn entities.  Even if you have previously signed a proxy card sent by the Icahn entities, you have the right to change your vote by following the instructions on the white proxy card or voting instruction form.  Only the latest dated proxy you submit will be counted.

Genzyme believes that it is in the best interests of our shareholders and employees to re-elect our current board rather than Icahn’s nominees.  We currently have ten directors. Douglas A. Berthiaume, Robert J. Bertolini, Gail K. Boudreaux, Robert J. Carpenter, Charles L. Cooney, Victor J. Dzau, Senator Connie Mack III, Richard F. Syron, Henri A. Termeer and Ralph V. Whitworth were recommended for re-election to the board by our nominating and corporate governance committee and selected for nomination by the board of directors.  We do not endorse the election of any of the Icahn entities’ potential nominees as director.

Genzyme’s board of directors recommends a vote “FOR” each of the company nominees and each of the company proposals presented at the 2010 annual meeting.  Over the past year, Genzyme has made progress toward meeting the challenges of 2009 by launching new products, advancing our pipeline of potential new therapies and executing on our plan to transform our manufacturing operations. Our board and management team implemented a series of important actions to strengthen our company for the future, and we are confident we will emerge a stronger company.  We ask for your support as we prepare for our 2010 annual meeting of shareholders.

We believe that each of our nominees has professional experience in areas relevant to our strategy and operations. Each of the nominees holds or has held senior-level positions in complex business, government, or academic settings. We also believe each of our nominees has other attributes necessary to create an effective board: high personal and professional ethics, integrity and values; practical wisdom and judgment; an inquisitive and objective perspective; the willingness to engage management and each other in a constructive and collaborative fashion; the ability to devote significant time to serve on our board and its committees; and a commitment to representing the long-term interests of all our shareholders.

In the May 7 Spotlight On presentation, two of Genzyme’s senior leaders will explain in further detail why this vote is so important to the future of our company.  Chief Financial Officer Michael Wyzga will discuss Genzyme’s financial performance and strategy and put into context the issues that shareholders are most interested in leading up to the meeting. Executive Vice President of Legal and Corporate Development Peter Wirth will then explain the changes Genzyme has made to address shareholders’ issues, what we are doing to create value, and why we believe it is in the best interest of our shareholders and employees to re-elect our current board of directors.

Important Information

On April 26, 2010, Genzyme filed a definitive proxy statement with the SEC in connection with the company’s 2010 annual meeting of shareholders. Genzyme shareholders are strongly advised to read carefully the company’s definitive proxy statement before making any voting or investment decision because the definitive proxy statement contains important information. The company’s definitive proxy statement and any other reports filed by the company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov or from Genzyme at www.genzyme.com. A copy of the company’s definitive proxy statement is available for free by writing to Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142. In addition, copies of the proxy materials may be requested from our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, toll free at: (888) 750-5835.